Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

I, Rodney Young, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge:

1.

the Annual Report of RAPT Therapeutics, Inc. on Form 10‑K for the year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in such Form 10‑K fairly presents, in all material respects, the financial condition and results of operations of RAPT Therapeutics, Inc.

Date: March 30, 2020	By:	/s/ Rodney Young
Rodney Young Chief Financial Officer and Secretary (Principal Financial Officer)